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                                 COMARCO, INC.

                        1995 EMPLOYEE STOCK OPTION PLAN

                                 PLAN DOCUMENT

                                    May 1995


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                                 COMARCO, INC.


                        1995 EMPLOYEE STOCK OPTION PLAN




Section 1. Description of Plan.

This is the Employee Stock Option Plan, dated May 15, 1995, (the "Plan") of Comarco, Inc., a California corporation (the "Company"). Under this Plan, key employees of the Company or of any present or future subsidiaries of the Company and employee directors, to be selected as set forth below, may be granted options ("Options" ) to purchase shares of the common stock of the Company ("Common Stock"). For the purposes of the Plan the term "subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"), and be designated Incentive Stock Options, or not qualify for such treatment and be designated Nonqualified Stock Options.

Section 2. Purpose of Plan.

The purpose of the Plan and of granting Options to specified employees is to further the growth, development, and financial success of the Company by providing additional incentives to certain key employees holding responsible positions by assisting them to acquire shares of Common Stock and to benefit directly from the Company's growth, development, and financial success.

Section 3. Eligibility.

Officers and key employees of the Company or any of its subsidiaries and those directors who are also key employees, shall be eligible to receive grants of Options under the Plan. A person who holds an Option is herein referred to as an "Optionee". More than one Option may be granted to any one Optionee.

For incentive stock options, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such individuals during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 plus any "unused limit carryover" to such year as such term is defined in Section 422 of the Code. Under the Plan, the maximum number of Options that may be granted to any one Optionee shall be 350,000 shares.

Section 4. Administration.

The Plan shall be administered by a committee (the "Committee") to be composed of at least two "disinterested" (as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) members of the Board of Directors of the Company (the "Board"). Members of the Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee, if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan (a) to select the Optionees, to specify the number of shares of Common Stock with respect to which Options are granted to each Optionee, to specify the grant date, Option Price and the terms and conditions of the Options, which terms and conditions need not be identical as to the various Options granted; (b) to interpret the Plan; (c) to prescribe, amend, and rescind rules relating to the Plan; (d) to accelerate the time during which an Option may be exercised, notwithstanding the provisions in the Option Agreement (as defined in Section 12) stating the time during which it may be exercised;
(e) to determine, subject to Sections 3 and 6 hereof, whether Options will be Incentive Stock Options or Nonqualified Stock Options; and (f) to determine the rights and obligations of Optionees under the Plan. All questions of interpretation of the terms and provisions of the Plan or of any Options granted under the Plan shall be determined by the Committee, and such determinations and decisions shall be final, conclusive, and binding upon all persons having an interest in the Plan and/or any Options. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

Section 5. Shares Subject to the Plan.

The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed 350,000 shares, subject to adjustment under Section 10 hereof to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

Section 6. Option Price.

Except as provided in Section 11, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall not be less than the fair market value of such shares on the date the Option is granted; provided, however, that if an Incentive Stock Option is granted to an Optionee who is a 10-percent shareholder of the Company as defined in Code Section 422(b)(6) at the time such Incentive Stock Option is granted, the Option Price shall be not less than 110 percent of said fair market value. Such fair market value shall be determined by the Committee on the basis of the average of the reported closing bid and asked prices on such date. In the absence of reported bid and asked prices, the Committee shall determine such fair market value on the basis of the best available evidence.

Section 7. Exercise of Options.

Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Committee may determine in granting such an Option, provided that no Option may be exercisable
(a) in the case of Optionees subject to Section 16 of the Securities Exchange Act of 1934, prior to six months following the grant of the Option (except in the case of an exercise or surrender of such Option pursuant to Section 10 hereof) or (b) subsequent to its termination date. To the extent it is then vested, an Option, or any exercisable portion thereof, shall be exercised by delivery to the Company of all of the following prior to the time when such Option becomes unexercisable.

         (a) Notice in writing signed by the Optionee or other person entitled to exercise such Option, stating that such Option or portion thereof is exercised, such notice complying with all applicable rules established by the Committee;

         (b) Payment in full for the Shares with respect to which such Option or portion is thereby exercised either (i) in cash (including check, bank draft or money order) or (ii), without limitation and at the sole discretion of the Board, by delivering shares of the Company's Common Stock already owned by the Optionee, or by a combination of cash and Common Stock; or in such other lawful means as the Committee in its sole discretion may permit; and

         (c)      Such   representations  and  documents   (including,   without
                  limitation, those contemplated by Section 8 hereof) as the Committee shall, in its absolute discretion deem necessary.

Section 8. Issuance of Common Stock.

The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the Optionee (or his legal representative, heir or legatee, as the case may be), and the taking of such actions by the Company as may be necessary, in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares ( or, if applicable, an appropriate entry made in the ownership records of the Company) setting forth
(i) any representations and undertakings which such Optionee has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies. The inability of the Company to obtain, from any regulatory body having jurisdiction, registration, qualification or other necessary authorization, or the unavailability of any exemption from registration or qualification obligation, deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall suspend the Company's obligation to permit the exercise of any affected Option or to issue any shares thereupon and shall relieve the Company of any liability with respect to the non-issuance or sale of such shares as to which such requisite authority or exemption shall not have been obtained. In the event that exercisability of an Option shall be suspended as provided in this Section, the term of such Option shall be extended until the thirtieth day after the date on which the Company shall have given notice that such Option may be exercised; provided that in no event may an Incentive Stock Option be exercised after (i) the expiration, if applicable of the post-employment exercise period specified in Section 14 of the Plan, or (ii) the tenth anniversary of the date of its grant.

Section 9. Nontransferability.

No Option shall be assignable or transferable, except that an Option may be transferable by will or by the applicable laws of descent and distribution provided such Option Agreement (as contemplated in Section 12 hereof) explicitly so provides. During the lifetime of an Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion may be exercised prior to its termination as provided in
Section 14(b) only by his legal representative, his legatee, or by a person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 10. Recapitalization, Reorganization, Merger or Consolidation.

If the outstanding shares of Common Stock are increased, decreased or exchanged for different securities through a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or like capital adjustment, a proportionate adjustment shall be made by the Committee (a) in the aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan, as provided in Section 5, and,
(b) in the number, price, and kind of shares subject to any outstanding Option granted under the Plan; provided that no fractional shares (or cash in lieu thereof) will be issuable upon exercise of any Option as so adjusted.

Upon (i) the dissolution, liquidation or sale of all or substantially all of the assets of the Company or (ii) upon any reorganization, merger or consolidation in which the Company does not survive, or (iii) upon any reorganization, merger, or consolidation in which the Company does survive and in which the stockholders of the Company have the opportunity to receive cash, securities of another entity or other property in exchange for their shares in the Company, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Optionee who is not tendered a substitute Option in accordance with all the terms of provision (b) immediately below shall have the right until five days before the effective date of such dissolution, liquidation, sale, reorganization, merger or to exercise any unexpired Option or Options issued to him to the extent that such Options are then exercisable pursuant to the installment provisions of said Option and of Section 7 above; provided, however, that should the Committee so elect in its sole and absolute discretion said Optionee may be given (i) the option to exercise, in whole or in part, any unexpired Option, without regard to said installment provisions or (ii) the option to surrender such Option or Options to the Company for a price (which may be payable, in the sole discretion of the Committee, in cash or in securities of the Company, or in a combination thereof), equal to the difference between the aggregate exercise price of the Option or Options without regard to said installment provisions, and the aggregate fair market value (as determined in the manner provided in Section 6 above) of the shares subject to such Option or Options on the date one day before the effective date of such dissolution, liquidation, reorganization, merger or consolidation, or (b), in its sole and absolute discretion, the surviving entity (which may be the Company) or the entity that has acquired all or substantially all the Company's assets may, but shall not be so obligated, tender to any Optionee an option or options to purchase shares at equity interests in such entity, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan with any reasonable changes to take into account the circumstances of the surviving entity.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, dissolution, liquidation, reorganization, merger or consolidation or any issuance by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

The grant of any Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of their business or assets.

Section 11. Substitute Options.

If the Company at any time should succeed to the business of another enterprise through a merger or consolidation, or through the acquisition of stock, equity interests, or assets of such enterprise, Options may be granted under the Plan to those employees of such enterprise or its subsidiaries who, in connection with such succession, become employees of the Company or its subsidiaries, in substitution for options to purchase stock or equity interests of such enterprise held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all Optionees of such enterprise), the number and type of such Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option shall be an amount such that, in the sole and absolute judgment of the Committee (and with respect to a substitute Option that is an Incentive Stock Option, in compliance with Section 424(a) of the Code), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired enterprise as of the date of the Company's acquisition of such enterprise. Notwithstanding anything to the contrary herein, no Option shall be granted, nor any action taken, permitted, or omitted, which would cause the Plan, or any Options granted hereunder as to which Rule 16b-3 under the Securities Exchange Act of 1934 may apply, not to comply with such Rule.

Section 12. Option Agreement.

Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and accepted by the Optionee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, (b) shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and if it is to be an Incentive Stock Option such Option Agreement shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code, (c) may contain the agreement of the Optionee to remain in the employ of, and render services to, the company or any of its subsidiaries for a period of time to be determined by the Committee, and
(d) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

Section 13. Rights as a Shareholder.

An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by this Option until exercise thereof; provided, however, that no Optionee or transferee of an Option shall be able to vote any shares covered by this Option until the issuance of a stock certificate(s) to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the exercise date, except as expressly provided in Section 10.

Section 14. Termination of Options.

Each Option Agreement representing an Option granted under the Plan shall set forth a termination date thereof, which shall be not later than ten years from the date such Option is granted, except that in the case of an Incentive Stock Option grant to a 10-percent stockholder of the Company, the expiration date shall not be more than five years from the date of the grant. In any event, all Options shall terminate and expire upon the first to occur of the following events:

(a) the expiration of one year from the date of an Optionee's termination of employment if an Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) on the date of termination; or

(b) the expiration of one year from the date of the death of an Optionee if his death occurs while he is, or not later than three months after he ceases to be employed by the Company or any of its subsidiaries; or

(c) the termination of the Option pursuant to Section 10 of the Plan; or

(d) the termination date set forth in the Option Agreement; or

(e) the expiration of three months from the date of termination of employment other than by reason of death or disability.

Except as provided for above, the termination of employment of an Optionee by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date of such termination. In no event shall the post employment exercise periods provided in this Section 14 extend the time during which any Option may be exercised in whole or in part beyond the termination date that would otherwise be applicable thereto pursuant to the Option Agreement or the Plan.

Section 15. Withholding of Taxes.

The Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Optionee the requisite tax upon the amount of taxable income, if any, recognized by the Optionee in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Optionee upon exercise of the Option, as may be required from time to time under any federal or state laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Optionee or by payment to the Company by the Optionee of the required withholding tax, as the Committee may determine.

Section 16. Effectiveness and Termination of the Plan.

The Plan shall be effective on the date on which it is adopted by the Committee and the Board, provided however that no Option shall be exercised pursuant to the Plan until the Plan has been approved by the shareholders of the Company; and provided further that no Option shall be granted hereunder on or after the tenth anniversary of the effective date of the Plan. The Plan shall terminate when all Options granted hereunder either have been fully exercised, and all shares of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased, or have expired; provided, however, that the Board may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 10 hereof, shall in any way adversely affect any Option then outstanding except as specifically provided for in the Plan.

Section 17. Time of Granting Options.

Except with respect to the provisions of Section 21, the date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such an Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

Section 18. Amendment of Plan.

The Board or the Committee may make such amendments to the Plan and, with the consent of each Optionee affected, make such changes in the terms and conditions of granted Options as it shall deem advisable; provided that such amendments and changes may not, without the written consent or approval of the holders of a majority of the voting stock of the Company which is represented and is entitled to vote at a duly held shareholders' meeting, (a) increase the maximum number of shares subject to Options, except pursuant to Section 10 hereof, (b) decrease the Option Price requirement contained in Section 6 hereof (except as contemplated by Section 10 or 11 hereof) applicable to Incentive Stock options,
(c) change the designation of the class of persons  eligible to receive Options,
(d) modify the limits set forth in Section 3 hereof regarding the value of Common Stock for which any Optionee may be granted Incentive Stock Options, unless provided for under Section 422(d) of the Code, or (e) in any manner materially increase the benefits accruing to participants under the Plan.

Section 19. Not an Employment Agreement.

Nothing contained in the Plan or in any Option Agreement shall confer on any Optionee any right to be continued in the employ of the Company or one of its subsidiaries.

Section 20. Transfers and Leaves of Absence.

For purposes of the Plan (a) a transfer of an Optionee's employment, without an intervening period from the Company to a subsidiary or, or vice versa, or from one subsidiary to another shall not be deemed a termination of employment and
(b) an Optionee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

Section 21. Acceleration of Options.

(a) Notwithstanding any provisions to the contrary contained in any agreement evidencing an Option granted under the Plan, each outstanding Option shall become immediately and fully exercisable during the periods specified in subsection (c) below upon the occurrence of any of the following events:

         (i) Any person, including a group defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall become the beneficial owner of shares of the Company, with respect to which 20% or more of the total number of votes for the election of the Board may be cast;

         (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

         (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independently owned public corporation, or for a sale or other disposition of all or substantially all the assets of the Company; or

         (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of said Common Stock are acquired thereunder (an "Offer").

(b) No Option granted to an officer of the Company shall become exercisable as a result of the acceleration of exercisability of Options provided for in subsection (a) of this Section 21 within six months of the date of its grant.

(c) In the event of the acceleration of the exercisability of Options as the result of the occurrence of an event specified in Section 21 (a) above, each outstanding Option shall become exercisable in full for a period of thirty days from and after the date of the occurrence of such event after which period the Option shall, subject to Section 10 of the Plan, again be exercisable only to the extent and at the times provided in the Option Agreement relating thereto.

Section 22.  Applicable Law.

This Plan shall be administered in such a manner as to not be in conflict with the laws of the state in which the company is incorporated.

Section 23.  Other Plans.

This Plan is not intended to and shall not preclude the establishment or operation the Company or any subsidiary of any thrift, savings and investment, achievement award, stock purchase, employee recognition or other benefit plan or arrangement for any employees and any such other plan may be authorized and payments made thereunder independently of this Plan.